Exhibit 23.2


           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Stock Incentive, 2004 Stock Incentive and 2004 Employee Stock Purchase Plans of Momenta Pharmaceuticals, Inc. of our report dated February 27, 2004 (except for the first four paragraphs of Note 16, as to which the date is March 8, 2004), with respect to the financial statements of Momenta Pharmaceuticals, Inc. included in its Registration Statement (Form S-1 No. 333-113522), filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
Boston, Massachusetts
June 29, 2004